                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          W.R. BERKLEY CORPORATION
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:......

     2)   Aggregate number of securities to which transaction applies:.........

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):..........

     4)   Proposed maximum aggregate value of transaction:.....................

     5)   Total fee paid:......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No:

     3)   Filing Party:

     4)   Date Filed:

                           W. R. BERKLEY CORPORATION
                                165 MASON STREET
                                 P.O. BOX 2518
                       GREENWICH, CONNECTICUT 06836-2518
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 1999
                         ------------------------------

To The Stockholders of
W. R. BERKLEY CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of W. R. Berkley Corporation, a Delaware corporation (the "Company"), will be held at the Hyatt Regency, 1800 E. Putnam Ave., Old Greenwich, Connecticut on Tuesday, May 11, 1999 at 2:30 P.M. for the following purposes:

     (1) To elect three Directors to serve until their successors are duly elected and qualify;

     (2) To ratify the selection of KPMG LLP as independent certified public accountants for the Company for the fiscal year ending December 31, 1999; and

     (3) To consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment thereof.

     In accordance with the provisions of the Company's By-Laws, the Board of Directors has fixed the close of business on March 17, 1999 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

     Your attention is directed to the accompanying Proxy Statement.

     You are cordially invited to attend the Annual Meeting. If you do not expect to attend the Annual Meeting in person, please vote, date, sign and return the enclosed proxy as promptly as possible in the enclosed reply envelope.

                                          By Order of the Board of Directors,
                                          CORNELIUS T. FINNEGAN, III
                                          Senior Vice President --
                                          General Counsel and Secretary
Dated: March 31, 1999

                           W. R. BERKLEY CORPORATION

                                PROXY STATEMENT
                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 1999
                         ------------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of W. R. Berkley Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at the Hyatt Regency, 1800 E. Putnam Ave., Old Greenwich, Connecticut on Tuesday, May 11, 1999 at 2:30 P.M. and at any adjournment thereof. The giving of a proxy does not preclude a stockholder from voting in person at the Annual Meeting. The proxy is revocable before its exercise by delivering either written notice of such revocation or a later dated proxy to the Secretary of the Company at its executive office at any time prior to voting of the shares represented by the earlier proxy. In addition, stockholders attending the Annual Meeting may revoke their proxies by voting at the Annual Meeting. The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. The Company has engaged Georgeson & Company Inc. to assist in the solicitation of proxies from stockholders. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by employees of Georgeson & Company Inc. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company's Common Stock, par value $.20 per share (the "Common Stock"). The total cost of the solicitation of proxies is not expected to exceed $25,000. The Annual Report of the Company for the fiscal year ended December 31, 1998 is being mailed to all stockholders with this Proxy Statement. The approximate mailing date is March 31, 1999.

     A list of stockholders will be available for inspection for at least ten days prior to the Annual Meeting at the principal executive office of the Company at 165 Mason Street, Greenwich, Connecticut 06830.

     The matters to be acted upon are described in this Proxy Statement. Proxies will be voted at the Annual Meeting, or at any adjournment thereof, at which a quorum is present, in accordance with the directions on the proxy. Votes cast by proxy or in person at the Annual Meeting will be tabulated by election inspectors appointed for the Annual Meeting. The election inspectors will also determine whether a quorum is present. The holders of a majority of the Common Stock outstanding and entitled to vote who are present either in person or represented by proxy constitute a quorum for the Annual Meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                      OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 17, 1999 are entitled to receive notice of and to vote at the Annual Meeting. The number of shares of voting stock of the Company outstanding on that date was 26,401,753 shares of Common Stock, and the number of shares of voting stock of the Company entitled to vote was 26,231,753 shares of Common Stock. Each such share of Common Stock is entitled to one vote. The difference between the number of shares of Common Stock outstanding and the number of shares entitled to votes is the 170,000 shares of Common Stock which were purchased in 1997 by Mr. Berkley with the proceeds of a recourse promissory note secured by the shares purchased. See "Transactions with Management and Others." It should be noted that officers and Directors of the Company own or control approximately 16.8% of the outstanding Common Stock. Information as to persons beneficially owning 5% or more of the Common Stock may be found under the heading "Principal Stockholders" herein.

     Unless otherwise directed in the proxy, the persons named therein will vote "FOR" the election of the Director nominees listed below and "FOR" the ratification of the appointment of KPMG LLP as the Company's independent certified public accountants for its fiscal year ending December 31, 1999. If a returned proxy does not specify a vote for or against a proposal, it will be voted in favor thereof.

     The election of Directors and the ratification of the appointment of KPMG LLP require the affirmative vote of a majority of the shares present at the meeting to constitute the action of the stockholders.

     As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other business shall properly come before the Annual Meeting, the persons named in the proxy will vote according to their best judgment.

                             ELECTION OF DIRECTORS

     As permitted by Delaware law, the Board is divided into three classes, the classes being divided as equally as possible and each class having a term of three years. Each year the term of office of one class expires. This year the term of a class consisting of three Directors expires. It is the intention of the Board that the shares represented by proxy, unless otherwise indicated thereon, will be voted for the re-election of Richard G. Merrill, Jack H. Nusbaum and Mark L. Shapiro as Directors to hold office for a term of three years until the Annual Meeting of Stockholders in 2002 and until their respective successors are duly elected and qualify.

     The persons designated as proxies reserve full discretion to cast votes for other persons in the event any such nominee is unable to serve. However, the Board has no reason to believe that any nominee will be unable to serve if elected. The proxies cannot be voted for a greater number of persons than the three named nominees.

     The following table sets forth information regarding each nominee and the remaining Directors who will continue in office after the Annual Meeting.

                                                   SERVED AS
                                                    DIRECTOR
                                                  CONTINUOUSLY   BUSINESS EXPERIENCE DURING PAST 5 YEARS,
                      NAME                           SINCE              AGE AND OTHER INFORMATION
                      ----                        ------------   ----------------------------------------

Nominees to Serve in Office Until 2002
Richard G. Merrill(1)...........................      1994       Executive Vice President of Prudential
                                                                 Insurance Company of America from Au-
                                                                 gust 1987 to March 1991 when he re-
                                                                 tired. Prior thereto, Mr. Merrill served
                                                                 as Chairman and President of Prudential
                                                                 Asset Management Company since 1985. Mr.
                                                                 Merrill is also a director of Sysco
                                                                 Corp. Mr. Merrill is 68 years of age.

Jack H. Nusbaum(2)(3)...........................      1967       Chairman of the New York law firm of
                                                                 Willkie Farr & Gallagher, where he has
                                                                 been a partner for more than the last
                                                                 five years. He is also a director of
                                                                 Fine Host Corporation; Pioneer
                                                                 Companies, Inc.; Prime Hospitality
                                                                 Corp.; Strategic Distribution, Inc.; and
                                                                 The Topps Company, Inc. Mr. Nusbaum is
                                                                 58 years of age.

Mark L. Shapiro(2)(4)...........................      1974       Since September 1998, Mr. Shapiro has
                                                                 been a private investor. From July 1997
                                                                 through August 1998, Mr. Shapiro was a
                                                                 Senior Consultant to the Export-Import
                                                                 Bank of the United States. For more than
                                                                 five years prior thereto, he was a
                                                                 Managing Director in the investment
                                                                 banking firm of Schroder & Co. Inc. Mr.
                                                                 Shapiro is 55 years of age.

                                                   SERVED AS
                                                    DIRECTOR
                                                  CONTINUOUSLY   BUSINESS EXPERIENCE DURING PAST 5 YEARS,
                      NAME                           SINCE              AGE AND OTHER INFORMATION
                      ----                        ------------   ----------------------------------------
Directors to Continue in Office Until 2000
William R. Berkley(3)...........................      1967       Chairman of the Board and Chief Execu-
                                                                 tive Officer of the Company since its
                                                                 formation in 1967. He also served as
                                                                 President at various times from 1967 to
                                                                 1995. He also serves as Chairman of the
                                                                 Board or director of a number of public
                                                                 and private companies. These include The
                                                                 Greenwich Bank and Trust Company, a
                                                                 newly-formed Connecticut chartered
                                                                 commercial bank; Westport National Bank,
                                                                 a newly-formed Connecticut chartered
                                                                 commercial bank; Pioneer Companies,
                                                                 Inc., a chemical manufacturing and
                                                                 marketing company; Strategic
                                                                 Distribution, Inc., an industrial
                                                                 products distribution and services
                                                                 company; and Interlaken Capital, Inc., a
                                                                 private investment firm with interests
                                                                 in various businesses. Mr. Berkley is 53
                                                                 years of age.

George G. Daly..................................      1998       Dean, Stern School of Business, and Dean
                                                                 Richard R. West Professor of Business,
                                                                 New York University, for more than the
                                                                 past five years. In addition to his
                                                                 academic career, Dr. Daly served as
                                                                 Chief Economist at the U.S. Office of
                                                                 Energy Research and Development in 1974.
                                                                 Dr. Daly is 58 years of age.

Robert B. Hodes(4)..............................      1970       Counsel to the New York law firm of
                                                                 Willkie Farr & Gallagher, where prior
                                                                 thereto he had been a partner for more
                                                                 than five years. He is also a director
                                                                 of Crystal Oil Company; Globalstar Tele-
                                                                 communications, Limited; K&F Indus-
                                                                 tries, Inc.; LCH Investments N.V.; Loral
                                                                 Space & Communications Ltd.; Mueller
                                                                 Industries, Inc.; R.V.I. Guaranty, Ltd.;
                                                                 Restructured Capital Holdings, Ltd.; and
                                                                 Space Systems/Loral, Inc. Mr. Hodes is
                                                                 73 years of age.

                                                   SERVED AS
                                                    DIRECTOR
                                                  CONTINUOUSLY   BUSINESS EXPERIENCE DURING PAST 5 YEARS,
                      NAME                           SINCE              AGE AND OTHER INFORMATION
                      ----                        ------------   ----------------------------------------
Directors to Continue in Office Until 2001
Henry Kaufman(1)................................      1994       President of Henry Kaufman & Co., Inc.,
                                                                 an investment, economic and financial
                                                                 consulting company since its establish-
                                                                 ment in 1988. Dr. Kaufman serves as
                                                                 Chairman of the Board of Overseers,
                                                                 Stern School of Business of New York
                                                                 University; Chairman of the Board of
                                                                 Trustees, Institute of International
                                                                 Education; Member of the Board of Direc-
                                                                 tors, Federal Home Loan Mortgage
                                                                 Corporation; Member of the Board of
                                                                 Directors, Lehman Brothers Holdings
                                                                 Inc.; Member of the Board of Trustees,
                                                                 New York University; Member of the Board
                                                                 of Trustees, Whitney Museum of American
                                                                 Art; Member of the International Capital
                                                                 Markets Advisory Committee of the
                                                                 Federal Reserve Bank of New York; Member
                                                                 of the Advisory Committee to the
                                                                 Investment Committee, International
                                                                 Monetary Fund Staff Retirement Plan; and
                                                                 Member of the Board of Governors,
                                                                 Tel-Aviv University. Dr. Kaufman is 71
                                                                 years of age.

Martin Stone(1)(2)(4)...........................      1990       Chairman of Professional Sports, Inc.
                                                                 (the Tucson Sidewinders AAA baseball
                                                                 team) and Chairman of Adirondack Cor-
                                                                 poration, all for more than the past
                                                                 five years. Mr. Stone is also a director
                                                                 of Canyon Ranch, Inc. and a Member of
                                                                 the Advisory Board of Yosemite National
                                                                 Park. Mr. Stone is 70 years of age.

                                                   SERVED AS
                                                    DIRECTOR
                                                  CONTINUOUSLY   BUSINESS EXPERIENCE DURING PAST 5 YEARS,
                      NAME                           SINCE              AGE AND OTHER INFORMATION
                      ----                        ------------   ----------------------------------------
John D. Vollaro.................................      1995       President and Chief Operating Officer
                                                                 of the Company since January 1996
                                                                 and Director since September 1995. Mr.
                                                                 Vollaro was Chief Executive Officer of
                                                                 Signet Star Holdings, Inc., a subsidi-
                                                                 ary of the Company (formerly a joint
                                                                 venture between the Company and Gen-
                                                                 eral Re Corporation), from July 1993 to
                                                                 December 1995. Mr. Vollaro served as
                                                                 Executive Vice President of the Com-
                                                                 pany from 1991 until 1993, Chief Finan-
                                                                 cial Officer and Treasurer of the
                                                                 Company from 1983 to 1993 and Senior
                                                                 Vice President of the Company from 1983
                                                                 to 1991. Mr. Vollaro is 54 years of age.

------------------------------
(1) Member of Compensation and Stock Option Committee.

(2) Member of Business Ethics Committee.

(3) Member of Executive Committee.

(4) Member of Audit Committee.

                       BOARD OF DIRECTORS AND COMMITTEES

     During 1998, the Board had four standing committees: the Executive Committee, the Audit Committee, the Compensation and Stock Option Committee and the Business Ethics Committee. Nominees for Directors are selected by the Board rather than by any committee of the Board. The Board met four times and held one telephone meeting during 1998. No Director attended fewer than 75% of the total number of meetings of the Board and all committees on which he served.

     The Executive Committee is authorized to act on behalf of the Board during periods between Board meetings. The Committee is composed of Messrs. Berkley and Nusbaum. No action was taken by the Committee during 1998.

     The Audit Committee, which during 1998 was composed of Messrs. Hodes, Shapiro and Stone, advises the Board as to the selection of the Company's independent public accountants, monitors their performance, reviews all reports submitted by them and consults with them with regard to the adequacy of internal controls. During 1998, the Committee held two formal meetings.

     The Compensation and Stock Option Committee, which during 1998 was composed of Messrs. Kaufman, Merrill and Stone, reviews management compensation standards and practices and makes such recommendations to the Board as it deems appropriate. The Committee also administers the First Amended and Restated W.R. Berkley Corporation 1992 Stock Option Plan (the "Stock Option Plan"). During 1998, the Committee met four times and held one telephone meeting.

     The Business Ethics Committee, which during 1998 was composed of Messrs. Nusbaum, Shapiro and Stone, administers the Company-wide Business Ethics program. During 1998, the Committee held one formal meeting.

                             DIRECTOR COMPENSATION

     For 1998, each Director received a quarterly retainer of $6,000 and a fee of $1,500 for each Board meeting attended. In addition, on May 12, 1998, pursuant to the Company's 1997 Directors Stock Plan, each Director received 150 shares of Common Stock. The annual retainer, the fees and the fair market value of such shares of Common Stock on the date of grant are included in the Summary Compensation Table for Messrs. Berkley and Vollaro. These shares of Common Stock are also included in the tables under "Principal Stockholders."

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of March 17, 1999 those persons known by the Company to be the beneficial owners of more than 5% of the Common Stock:

                                                   AMOUNT AND NATURE          PERCENT
  NAME AND ADDRESS OF BENEFICIAL OWNER          OF BENEFICIAL OWNERSHIP       OF CLASS
-----------------------------------------       -----------------------       --------
William R. Berkley                                     3,967,973(1)            15.0%
165 Mason Street
Greenwich, CT 06830
Franklin Resources, Inc.                               4,607,950(2)            17.4%(4)
777 Mariners Island Blvd.
San Mateo, CA 94404
The Prudential Insurance Company of
  America                                              1,539,672(3)             5.8%(4)
751 Broad Street
Newark, NJ 07102

------------------------------
(1) Includes 12,583 shares of Common Stock held by Mr. Berkley's wife, as to which shares he disclaims beneficial ownership, and 3,401 shares held in several accounts for his children as to which Mr. Berkley is a custodian. Also includes 170,000 shares of Common Stock which were purchased by Mr. Berkley with the proceeds of a recourse promissory note secured by the shares purchased. See "Transactions with Management and Others."

(2) Information obtained from a Schedule 13G, dated January 26, 1999, filed with the Securities and Exchange Commission on behalf of Franklin Resources, Inc. The Schedule 13G reported ownership of 4,607,950 shares of Common Stock then outstanding. The Schedule 13G reported that Templeton Global Advisors Limited has sole voting power over 4,582,650 shares and sole dispositive power over 4,584,750 shares; that Templeton Investment Counsel, Inc. has sole voting power over and sole dispositive power over 22,400 shares; and that Templeton Management Limited has sole voting power over and sole dispositive power over 800 shares.

(3) Information obtained from a Schedule 13G, dated February 1, 1999, filed with the Securities and Exchange Commission on behalf of The Prudential Insurance Company of America. The Schedule 13G reported ownership of 1,539,672 shares of Common Stock then outstanding. The Schedule 13G reported that The Prudential Insurance Company of America has sole voting power over 1,289,625 shares, shared voting power over 250,047 shares, sole dispositive power over 1,289,625 shares and shared dispositive power over 250,047 shares.

(4) The percent of class shown was based on the shares of Common Stock reported on the respective Schedules 13G and the total number of shares outstanding as of December 31, 1998. The difference in the total number of shares outstanding on December 31, 1998 and March 17, 1999 does not materially affect the percentage of ownership of the class.

     The following table sets forth information as of March 17, 1999 regarding ownership by all Directors and executive officers of the Company, as a group, and each Director and each executive officer named in the Summary Compensation Table, individually, of the Common Stock. Except as described in the footnotes below, all amounts reflected in the table represent shares the beneficial owners of which have sole voting and investment power.

                                      AMOUNT AND NATURE                PERCENT
NAME OF BENEFICIAL OWNER          OF BENEFICIAL OWNERSHIP(1)          OF CLASS
-------------------------       ------------------------------       -----------
All Directors and
  executive officers as a
  group                         4,426,783(1)(2)(3)(4)(5)(6)(7)          16.8%
William R. Berkley              3,967,973(1)                            15.0%
George G. Daly                      1,000                                 *
Anthony J. Del Tufo                24,063(2)                              *
Robert B. Hodes                    30,150                                 *
Henry Kaufman                      30,300(3)                              *
Richard G. Merrill                  9,900(4)                              *
Jack H. Nusbaum                    16,816(5)                              *
Mark L. Shapiro                     2,718                                 *
James G. Shiel                     19,000(2)                              *
Martin Stone                       16,365(6)                              *
Edward A. Thomas                   46,662(2)                              *
John D. Vollaro                    77,800(2)                              *

------------------------------
 *  less than 1%
(1) Includes 12,583 shares of Common Stock held by Mr. Berkley's wife, as to which shares he disclaims beneficial ownership, and 3,401 shares held in several accounts for his children as to which Mr. Berkley is a custodian. Also includes 170,000 shares of Common Stock which were purchased by Mr. Berkley with the proceeds of a recourse promissory note secured by the shares purchased. See "Transactions with Management and Others."

(2) The amounts shown for Messrs. Berkley, Del Tufo, Shiel, Thomas and Vollaro include 20,000, 22,500, 16,750, 37,500 and 25,000 shares of Common Stock, respectively, which are subject to currently exercisable stock options. For Mr. Del Tufo the amount shown also includes 1,539 shares held under the Company's Profit Sharing Plan.

(3) The amount shown for Dr. Kaufman includes 30,000 shares of Common Stock held by the Kaufman Family, LLC.

(4) The amount shown for Mr. Merrill includes 2,616 shares of Common Stock held in an individual retirement account, 3,260 shares held in a KEOGH plan with Mr. Merrill as trustee and 3,724 shares held in a trust with Mr. Merrill and his spouse as trustees.

(5) The amount shown for Mr. Nusbaum includes 6,000 shares of Common Stock held in several trusts as to which Mr. Nusbaum is a co-trustee with United States Trust Company of New York and as to which he shares voting and investment power with United States Trust Company of New York.

(6) The amount shown for Mr. Stone includes 90 shares of Common Stock held in an individual retirement account and 975 shares held in two trusts with his spouse as custodian.

(7) The amounts shown for all Directors and executive officers as a group include an aggregate of 227,250 shares of Common Stock which are subject to currently exercisable stock options held by executive officers of the Company and an aggregate of 9,931 and 40 shares of Common Stock which are held by executive officers under the Company's Profit Sharing Plan and Employee Stock Purchase Plan, respectively.

     The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company. Under applicable Insurance Holding Company Acts in various states, a potential owner cannot exercise voting control over an amount in excess of 10% of the Company's outstanding voting securities (5% in the State of Florida) without obtaining prior regulatory approval.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     During 1998, the Company engaged in a transaction with a company controlled by its Chairman of the Board, William R. Berkley. In this transaction, fees received by the Company consisted of $108,350 for rent and other services.

     During 1997, the Company loaned William R. Berkley $3,496,050, an amount equal to the aggregate exercise price of 170,000 shares of Common Stock purchased by Mr. Berkley pursuant to the Stock Option Plan and one or more predecessor plans. The loan is represented by a recourse promissory note which is secured by the 170,000 shares of Common Stock, matures on December 29, 2002 and bears interest at the minimum rate which can be charged without causing the loan to be treated as a "below market loan" for purposes of Section 7872 of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the terms of such plans, Mr. Berkley will have the right to exercise voting rights with respect to those shares at such time as the purchase price therefor is paid, and cash dividends on those shares will be payable based on the percentage of the purchase price received thereon by the Company. As of the date hereof, the full amount of the loan, together with accrued interest thereon, is outstanding.

     The Company believes that, in each of the transactions with management and others described above, the amounts paid or received by the Company were comparable to those that would have been paid to or received from an unaffiliated party in an arm's-length transaction.

     Robert B. Hodes and Jack H. Nusbaum, both Directors of the Company, are Counsel to and Chairman of, respectively, Willkie Farr & Gallagher, outside counsel to the Company.

                    COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     CEO COMPENSATION. The Compensation and Stock Option Committee continues to believe that the Chief Executive Officer's (the "CEO's") compensation should be heavily influenced by Company performance, as measured by operating, financial and strategic objectives, viewed both from a short-term and a long-term perspective. The CEO's compensation is set based on the Committee's general evaluation of these factors as well as the CEO's individual performance.

     The Committee has retained the consulting firm of HSM&R Consulting, Inc. ("HSM&R") to provide advice with respect to executive compensation. HSM&R advised the Committee with respect to the plans referred to below and with respect to the compensation of the CEO and the President and Chief Operating Officer for 1998.

     At its meeting on March 10, 1998, the Committee determined that Mr. Berkley's salary for 1998 should remain at $850,000.

     For purposes of setting incentive compensation for the CEO, the Committee has determined that the Company consider the limitations on tax deductibility imposed under Section 162(m) of the Code. Section 162(m) limits deductions for compensation in excess of $1 million per year paid by a public corporation to certain of its executives unless certain criteria are met. In order to meet the criteria, the Committee has determined that, subject to the matters discussed below, the CEO's incentive compensation should be structured to qualify as "performance-based compensation," which is exempt from the deduction limits. In general, this rule requires that the CEO's incentive compensation be based on attainment of one or more objective performance goals and that the Company's stockholders approve both the performance goals and the amount that can be earned. For these reasons, the CEO's incentive compensation is payable and/or granted under the Company's Long-Term Incentive Compensation Plan, Annual Incentive Plan for Senior Executives and the 1992 Stock Option Plan, each of which was approved or, in the case of the 1992 Stock Option Plan, amended, by stockholders at the Company's 1997 Annual Meeting and is designed so that compensation payable thereunder, or attributable to the exercise of options, will be exempt from the deduction limits.

     During 1998, the Committee met several times to consider the appropriate incentive compensation for the CEO. Because the objective measure (which is based upon the Company's annual net income available for common stockholders) for determining the CEO's incentive compensation under the Annual Incentive Plan was not met for 1998, no incentive compensation was payable to him under the Plan. However, the Committee believes that incentive compensation for the CEO may be awarded in part based upon qualitative factors relating to his performance. The Committee determined that such qualitative factors for 1998 included the CEO's contributions to long-range strategic planning and initiatives to reassess and adapt the Company's businesses in response to the current insurance industry underwriting environment in a way that would maintain the strength of the Company's balance sheet. Based upon such qualitative factors, the Committee awarded the CEO the incentive compensation set forth in the summary compensation table under "Executive Compensation."

     COMPENSATION OF EXECUTIVE OFFICERS GENERALLY. The Committee believes that it continues to be important to use incentive compensation to enable the Company to attract and reward executives who contribute to the Company's long-term success by demonstrated, sustained performance. To this end, the Company relies on cash and individual bonus awards and on equity-based compensation through the Long-Term Incentive Compensation Plan and the Stock Option Plan. The Company has not entered into employment agreements with any of its officers.

     The Committee determined base salary for the Company's President and Chief Operating Officer for 1998 by evaluating the responsibilities of the position held, the individual's past experience, current performance and the competitive marketplace for executive talent. Because the Company did not meet the performance measure under the Annual Incentive Plan for 1998, as applicable to the President and Chief Operating Officer, no incentive compensation was payable to him under the Plan, but the Committee awarded him, based upon the qualitative factors referred to above, the incentive compensation set forth in the summary compensation table under the heading "Executive Compensation."

     In approving base compensation with respect to executive officers other than the CEO and the President and Chief Operating Officer, the Committee considered the Company's performance and past pay levels and the recommendations of the CEO with respect to such compensation. Incentive compensation for such executive officers for 1998 was established by the CEO and reviewed with the Committee.

     LONG-TERM INCENTIVE COMPENSATION PLAN. No awards were made for 1998 under the Long-Term Incentive Compensation Plan.

     STOCK OPTION GRANTS. It has been the Company's practice to grant stock options every other year, although the Committee may also grant options from time to time in its discretion, and the Company may change such practice if it determines a change to be in its best interests. Under the Stock Option Plan, options may be granted to the CEO and to other executives based on an evaluation of each individual's ability to influence the Company's long-term growth and profitability. The Committee also considers a recipient's annual salary. Options granted during 1998 to the CEO and the President and Chief Operating Officer are disclosed under "Executive Compensation -- Option/SAR Grants in Last Fiscal Year."

                                          Compensation and Stock Option
                                          Committee

                                          Henry Kaufman
                                          Richard G. Merrill
                                          Martin Stone

March 24, 1999

     The above report of the Compensation and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

     The following table sets forth all the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chairman of the Board and Chief Executive Officer of the Company and the four other highest paid executive officers of the Company whose earnings exceeded $100,000 in salary and bonus.

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG-TERM
                                                                                                     COMPENSATION
                                                                    ANNUAL COMPENSATION              ------------
                                                            -----------------------------------         AWARDS
                                                                                         OTHER       ------------
                                                                                        ANNUAL        SECURITIES
                                                                                        COMPEN-       UNDERLYING      ALL OTHER
                                                             SALARY          BONUS      SATION         OPTIONS       COMPENSATION
          NAME AND PRINCIPAL POSITION               YEAR       ($)            ($)         ($)         GRANTED(#)         ($)
------------------------------------------------    ----    ---------      ---------    -------      ------------    ------------
William R. Berkley..............................    1998      880,000(1)     100,000    256,015(2)      60,000         109,057(3)
 Chairman of the Board and                          1997      880,000(1)   3,009,000    284,567(4)     750,000         103,164
 Chief Executive Officer                            1996    1,014,000(5)   1,527,080    274,957(6)      50,000          92,510
John D. Vollaro.................................    1998      605,000(1)      50,000       0            30,000         185,894(3)
 President and                                      1997      580,000(1)   1,298,350       0           225,000          78,406
 Chief Operating Officer                            1996      528,000(5)     764,140       0            25,000          39,539
Edward A. Thomas................................    1998      325,000        146,250       0            17,500          28,049(3)
 Senior Vice President --                           1997      300,000        140,550       0                --          26,723
 Specialty Operations                               1996      275,000         82,650       0            10,000          23,764
James G. Shiel..................................    1998      290,000        135,000       0            17,500          44,016(3)
 Senior Vice President --                           1997      265,000        115,200       0             6,750          36,506
 Investments                                        1996      225,000         95,850       0             8,250          26,212
Anthony J. Del Tufo.............................    1998      365,000              0       0            12,500          32,982(3)
 Senior Vice President --                           1997      350,000         62,650       0                --          31,910
 Chief Financial Officer                            1996      335,000         62,900       0            10,000          58,673

------------------------------
(1) For Messrs. Berkley and Vollaro, these amounts include Director fees of $30,000 each.

(2) Of this amount, $200,000 represents consulting fees paid by Berkley International, LLC and $56,015 represents personal use of Company and chartered aircraft.

(3) For Messrs. Berkley, Vollaro, Thomas, Shiel and Del Tufo, these amounts include contributions to the Profit Sharing Plan of $11,200 each and Benefit Replacement Plan contributions of $50,391, $30,544, $12,371, $9,827 and $15,300, respectively; interest on deferred compensation of $38,602, $135,286, $2,764, $21,460 and $4,724, respectively; and premiums for term life insurance of $1,758, $1,758, $1,714, $1,529 and $1,758, respectively.
    For Messrs. Berkley and Vollaro, these amounts include $7,106, representing the value of 150 shares of Common Stock awarded to Directors.

(4) Of this amount, $200,000 represents consulting fees paid by Berkley International, LLC and $84,567 represents personal use of Company and chartered aircraft.

(5) For Messrs. Berkley and Vollaro, these amounts include Director fees of $29,000 and $28,000, respectively.

(6) Of this amount, $200,000 represents consulting fees paid by Berkley International, LLC and $74,957 represents personal use of Company and chartered aircraft.

     The following table shows for the fiscal year ended December 31, 1998 the number of stock options granted by the Compensation and Stock Option Committee to the executive officers named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                                  ----------------------------
                                  NUMBER OF
                                  SECURITIES      PERCENT OF
                                  UNDERLYING        TOTAL
                                   OPTIONS/        OPTIONS/
                                   SARs(1)       SARs GRANTED                               GRANT DATE
                                  GRANTED(#)     TO EMPLOYEES     EXERCISE    EXPIRATION      VALUE
  NAME AND PRINCIPAL POSITION        (2)        IN FISCAL YEAR     PRICE         DATE          (3)
--------------------------------  ----------    --------------    --------    ----------    ----------
William R. Berkley                  60,000            5.8%        $ 47.375     5/12/08      $ 977,767
  Chairman of the Board and
  Chief Executive Officer
John D. Vollaro                     30,000            2.9%          47.375     5/12/08        488,884
  President and
  Chief Operating Officer
Edward A. Thomas                    17,500            1.7%          47.375     5/12/08        285,182
  Senior Vice President --
  Specialty Operations
James G. Shiel                      17,500            1.7%          47.375     5/12/08        285,182
  Senior Vice President --
  Investments
Anthony J. Del Tufo                 12,500            1.2%          47.375     5/12/08        203,701
  Senior Vice President -- Chief
  Financial Officer and
  Treasurer

------------------------------
(1) The Company does not have a Stock Appreciation Rights Plan ("SAR").

(2) These options were granted on May 12, 1998 and become exercisable in installments with one-fourth exercisable on May 12, 2001, an additional one-fourth on May 12, 2002, an additional one-fourth on May 12, 2003 and the remaining one-fourth on May 12, 2004.

(3) These estimates of value were developed solely for the purposes of comparative disclosure in accordance with the rules and regulations of the Securities and Exchange Commission and are not intended to predict future prices of the Common Stock. The estimate was developed using the Black-Scholes option pricing model incorporating the following assumptions: volatility of 20% and dividend yield of 1%, both based on the historical averages for the underlying Common Stock; risk-free rate of return of 5.79% based on a 7.5 year zero coupon rate; and time of exercise of 7.5 years, being the expected duration of the option.

     The following table shows for the fiscal year ended December 31, 1998 the number of stock option grants which were exercised during 1998 and the number and value of unexercised options for the executive officers named in the Summary Compensation Table.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION/SAR VALUES

                                                              NUMBER OF
                                                              SECURITIES
                                                              UNDERLYING      VALUE OF UNEXERCISED IN
                                                             UNEXERCISED             THE MONEY
                                                           OPTIONS/SAR'S AT      OPTIONS/SAR'S AT
                                 SHARES                    FISCAL YEAR END        FISCAL YEAR END
                                ACQUIRED                    12/31/98(#)(1)        12/31/98($)(1)
                                   ON           VALUE        EXERCISABLE/          EXERCISABLE/
 NAME AND PRINCIPAL POSITION   EXERCISE(#)   REALIZED($)    UNEXERCISABLE          UNEXERCISABLE
-----------------------------  -----------   -----------   ----------------   -----------------------
William R. Berkley                --             --             20,000/               167,950/
  Chairman of the Board and                                    925,000                529,263
  Chief Executive Officer
John D. Vollaro                       --             --         25,000/                92,188/
  President and                                                342,500                365,031
  Chief Operating Officer
Edward A. Thomas                      --             --         37,500/               471,788/
  Senior Vice President --                                      35,875                100,604
  Specialty Operations
James G. Shiel                        --             --         16,250/               187,448/
  Senior Vice President --                                      35,000                 60,843
  Investments
Anthony J. Del Tufo                   --             --         22,500/                99,544/
  Senior Vice President --                                      31,250                103,753
  Chief Financial Officer and
  Treasurer

------------------------------
(1) The Company does not have a Stock Appreciation Rights Plan ("SAR").

                        COMPANY STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poor's (S&P) 500 Index and two Peer Groups over the same period (assuming the investment of $100 in each category on December 31, 1993 and the reinvestment of all dividends). The first Peer Group (covered in the graph by the "Old Custom Composite Index" and referred to herein as the "Former Peer Group") was selected based upon comparable industry criteria and has been used in Company stock performance graphs in prior proxy statements of the Company. A number of companies in the Former Peer Group are no longer stand-alone public companies, and one company has changed its lines of business such that the Company believes that it is no longer comparable for purposes of the Company's performance graph. Therefore, the Company has selected a new Peer Group (covered in the graph by the "New Custom Composite Index" and referred to herein as the "Current Peer Group") based upon current comparable industry criteria, and the Company expects in future years to compare the cumulative total return on the Company's Common Stock with the cumulative total return on shares of companies in the Current Peer Group instead of shares of companies in the Former Peer Group.

[Cumulative Total Return Performance Graph]

                                                                                           OLD CUSTOM             NEW CUSTOM
                                            W.R. BERKLEY                                COMPOSITE INDEX        COMPOSITE INDEX
                                               CORP.                S&P 500(R)            (11 STOCKS)             (9 STOCKS)
                                            ------------            ----------          ---------------        ---------------
Dec-93                                         100.00                 100.00                 100.00                 100.00
Dec-94                                         108.00                 101.00                 107.00                  97.00
Dec-95                                         157.00                 139.00                 146.00                 130.00
Dec-96                                         150.00                 171.00                 167.00                 149.00
Dec-97                                         197.00                 229.00                 245.00                 229.00
Dec-98                                         155.00                 294.00                 299.00                 221.00

         The Former Peer Group includes the following eleven companies:

   American International Group, Inc., The Chubb Corporation, The Continental Corporation(1), GEICO Corporation(1), General Re Corporation, HSB Group Inc.
                               (formerly known as
   Hartford Steam Boiler Inspection and Insurance Company), The Ohio Casualty Corporation, The Progressive Corporation, SAFECO Corporation, The St. Paul
                     Companies, Inc. and USF&G Corporation

         The Current Peer Group includes the following nine companies:

  The Chubb Corporation, Cincinnati Financial Corp., Frontier Insurance Group
                                Inc., HSB Group
 Inc. (formerly known as Hartford Steam Boiler Inspection & Insurance Company),
   The Ohio Casualty Corporation, The Progressive Corporation, Reliance Group
                                Holdings, Inc.,
              SAFECO Corporation and The St. Paul Companies, Inc.
------------------------------
(1) For 1996, 1997 and 1998 the total return for the Former Peer Group does not include data for The Continental Corporation and GEICO Corporation. For 1995, the total return for the Former Peer Group includes data for The Continental Corporation through March 31, 1995 and for GEICO Corporation through December 31, 1995. The Continental Corporation was acquired by another entity during the second quarter of 1995. GEICO Corporation became a privately held entity after December 31, 1995.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     KPMG LLP has been appointed by the Board as independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1999. The appointment of this firm was recommended to the Board by the Audit Committee. The Board is submitting this matter to a vote of stockholders in order to ascertain their views. If the appointment of KPMG LLP is not ratified, the Board will reconsider its action and will appoint auditors for the 1999 fiscal year without further stockholder action. Further, even if the appointment is ratified by stockholder action, the Board may at any time in the future in its discretion reconsider the appointment without submitting the matter to a vote of stockholders.

     It is expected that representatives of KPMG LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF KPMG LLP.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     Management is not aware of any matters to come before the Annual Meeting other than as set forth above. However, since matters of which management is not now aware may come before the Annual Meeting or any adjournment thereof, the proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of the copies of Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and ten-percent stockholders were complied with during the fiscal year ended December 31, 1998. Robert P. Cole, a Senior Vice President of the Company, did not make timely Form 4 filings with respect to certain purchases from December 1996 to February 1997 under the Company's Employee Stock Purchase Plan totaling 27 shares (40 shares on a post-stock split basis).

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     It is anticipated that the next Annual Meeting after the one scheduled for May 11, 1999 will be held on or about May 16, 2000. All stockholder proposals relating to a proper subject for action at the 2000 Annual Meeting to be included in the Company's Proxy Statement and form of proxy relating to that meeting must be received by the Company for its consideration at its principal executive office (to the attention of its Secretary) no later than December 2, 1999. Any such proposal should be submitted by certified mail, return receipt requested, or other means that allow the stockholder to prove the date of delivery.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 IS AVAILABLE WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY WHO REQUESTS A COPY IN WRITING. REQUESTS FOR COPIES OF THIS REPORT SHOULD BE DIRECTED TO THE SECRETARY, W.R. BERKLEY CORPORATION, 165 MASON STREET, P.O. BOX 2518, GREENWICH, CONNECTICUT 06836-2518.

                                          By Order of the Board of Directors,

                                          WILLIAM R. BERKLEY
                                          Chairman of the Board and
                                          Chief Executive Officer

PROXY

                            W.R. BERKLEY CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of W.R. BERKLEY CORPORATION hereby appoints CORNELIUS T. FINNEGAN, III and JOHN D. VOLLARO, and either of them, the true and lawful agents and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Hyatt Regency, 1800 E. Putnam Ave, Old Greenwich, Connecticut on May 11, 1999, and at any adjournment of such meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                             -FOLD AND DETACH HERE-

                                                              PLEASE MARK
                                                              YOUR VOTES AS  /X/
                                                              INDICATED IN
                                                              THIS EXAMPLE


 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
                        BY THE UNDERSIGNED STOCKHOLDER.
    IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                              FOR ALL NOMINEES         WITHHOLD
                               LISTED (EXCEPT          AUTHORITY
                              AS MARKED TO THE      TO VOTE FOR ALL
                             CONTRARY ON THE LEFT)  NOMINEES LISTED

ELECTION OF DIRECTORS:
Richard G. Merrill,
Jack H. Nusbaum and
Mark L. Shapiro

INSTRUCTION: To withhold
authority to vote for any
individual nominee write
that nominee's name on the
space provided below

---------------------------

                                                            FOR       AGAINST   ABSTAIN
2.  To ratify the selection of KPMG LLP as independent
    certified public accountants for the company for
    the fiscal year ending December 31, 1999.

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 1999 Annual
Meeting and the Annual Report for the fiscal year ended
December 31, 1998.

          DATE, VOTE, SIGN AND MAIL PROMPTLY IN
                  THE ENCLOSED ENVELOPE.



Signature(s)                                               Dated:         , 1999
            ----------------------------------------------        --------
Please sign your name exactly as printed opposite. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. Joint owners should each sign. DATE, VOTE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.


                           -- FOLD AND DETACH HERE --